Exhibit 2

SHARE TRANSFER FORM

Dated: June 8, 2018

Li Xiaodong, a Singapore citizen (the "Transferor"),

in consideration of the sum of US$20,000,000 (the "Consideration") paid to the account designated by the Transferor (the "Account")

paid by Bright Magic Investments Limited, a British Virgin Islands company (the "Transferee"),

do hereby transfer to the Transferee (the "Transfer")

1,333,333 Class A Ordinary Shares with a par value of US$0.0005 each (the "Shares"), fully paid, standing in my name of and in the undertaking called

SEA LIMITED whose registered office is at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the "Company")

to hold unto the Transferee, its executors, administrators and assigns, and consent that the Transferor's name remains on the Register of Members of the Company with respect to the Shares until such time as the Company enters the Transferee's name in such register with respect to the Shares; and the Transferee hereby agrees to accept the said shares.

The Transferor hereby represents that he is currently the legal and beneficial owner of the Shares, and the Shares, when sold and transferred by the Transferor to the Transferee pursuant to this Share Transfer Form, will be free and clear of any liens and encumbrances.

It is the intention of the parties hereto that the Transfer shall become effective on June 12, 2018 or such other date as the parties may agree in writing, subject to the Transferor's receipt of evidence that the Consideration has been transferred to the Account.

This Share Transfer Form may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

This Share Transfer Form shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

Signed by	) /s/ Li Xiaodong
)
)
Li Xiaodong	)
in the presence of:	)

[Signature Page to Share Transfer Form]

Signed by Kwok Ping Leong	) /s/ Kwok Ping Leong
)
for and on behalf of	)
Bright Magic Investments Limited	)
in the presence of:	)

[Signature Page to Share Transfer Form]